WEAVER & MARTIN

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 23, 2007 with respect to the financial statements of Ecotality, Inc for the year ended December 31, 2006 in the filing of the Amendent No. 2 to 10-KSB for the year ended December 31, 2006 and Amendment No. 2 to Form SB-2/A

/s/ Weaver & Martin, LLC

Weaver & Martin LLC

Kansas City, Missouri

June 12, 2007

Certified Public Accountants & Consultants

411 Valentine, Suite 300

Kansas City, Missouri 64111

Phone: (816) 756-5525

Fax: (816) 756-2252